================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ICU MEDICAL
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                               ICU MEDICAL, INC.

                               951 Calle Amanecer
                         San Clemente, California 92673

                             --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held April 24, 1998

                             --------------------

This Annual meeting of Stockholders of ICU Medical, Inc. (the "Company") will be held at the Country Side Inn and Suites, 35 Calle de Industrias, San Clemente, California, Friday, April 24, 1998 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     1. To elect one director of the Company to serve for a term of three years and until his successors has been elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP, independent certified public accountants, as auditors for the Company for the year ending December 31, 1998; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has determined that only holders of Common Stock of record at the close of business on March 13, 1998 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                  The Board of Directors

                                  /s/ Francis J. O'Brien
                                  -----------------------------
                                  Francis J. O'Brien, Secretary

San Clemente, CA
March 20, 1998



                             YOUR VOTE IS IMPORTANT

  Please complete, sign, date and return the enclosed proxy promptly even though you plan to attend the meeting in person. If you attend the meeting, you may withdraw your proxy and vote in person.


                         THANK YOU FOR ACTING PROMPTLY

                               ICU MEDICAL, INC.

                               951 CALLE AMANECER
                         SAN CLEMENTE, CALIFORNIA 92673

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICU Medical, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held April 24, 1998, at the Country Side Inn and Suites, 35 Calle de Industrias, San Clemente, California at 10:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice. The approximate date of mailing of this Proxy Statement and the accompanying proxy is March 20, 1998.


PROXY INFORMATION

  A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person. Subject to such revocation or suspension, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominee for director named in, or otherwise nominated as set forth in, this Proxy Statement, (ii) the proposal to ratify the selection of independent certified public accountants.


RECORD DATE AND VOTING

  As of March 13, 1998, the outstanding voting securities of the Company consisted of 7,909,386 shares of $.10 par value Common Stock. Each stockholder of record at the close of business on March 13, 1998, is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the meeting.

  Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as "no" votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and ratification of the selection of independent certified public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as to shares of Common Stock owned as of March 13, 1998, by (i) each person who, insofar as the Company has been able to ascertain, beneficially owned more than five percent of the outstanding Common Stock; (ii) each director, (iii) each nominee for election as a director; and (iv) all directors and officers as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned.

                                                                                           SHARES             PERCENT
                                                                                           OWNED                OF
                                                                                        BENEFICIALLY         CLASS(1)
                                                                                      ----------------      -----------
  Heartland Advisors...............................................................       1,012,000(9)            12.1%
  Jesus Mejia, Trustee of the Christopher George
    Lopez Children's Trust and the Nicholas George
    Lopez Children's Trust.........................................................         941,739(2)            11.2%
  Scudder Kemper Investments Inc...................................................         887,800(9)            10.6%
  Dimensional Fund Advisors Inc....................................................         451,000(9)             5.4%
  George A. Lopez, M.D.............................................................         438,000(3)             5.2%
  Jack W. Brown....................................................................          23,500(4)                *
  John J. Connors..................................................................          17,500(5)                *
  Michael T. Kovalchik III, M.D....................................................          20,440(6)                *
  Richard H. Sherman, M.D..........................................................          87,834(7)             1.0%
  All officers and directors as a group (8 persons)................................         681,674(8)             8.1%


-----------------
*  Less than one percent

(1) Based on total shares of Common Stock outstanding plus outstanding options to acquire stock currently exercisable or exercisable within 60 days held by the beneficial owner(s) whose percent of outstanding stock is calculated.

(2) Mr. Mejia has sole voting and investment power with respect to the Christopher George Lopez Children's Trust and the Nicholas George Lopez Children's Trust. Mr. Mejia disclaims any beneficial interest in the shares held by the Children's Trusts. The Children's Trusts were established by Dr. Lopez for his minor children; the trusts are irrevocable, and Dr. Lopez disclaims any beneficial interest in the shares held by the Children's Trusts.

(3) Includes options to acquire 438,000 shares. Does not include 12,006 shares owned by his wife or 941,739 shares held in his Children's Trusts, as to which Dr. Lopez disclaims beneficial ownership, and as to which he has no voting and investment power. Also does not include 250,000 held by Dr. Lopez' wife as Trustee of the Lopez CRT #1 for the benefit of Dr. Lopez and his wife, as to which shares Dr. Lopez has no voting or investment power.

(4)  Includes options to acquire 15,000 shares.

(5)  Includes options to acquire 7,500 shares.

(6) Includes options to acquire 7,500 shares. Includes 4,315 shares held by Dr. Kovalchik as custodian for his children. Does not include 1,650 shares beneficially owned by his wife. Dr. Kovalchik disclaims beneficial ownership of all of the shares held as custodian and the shares beneficially owned by his wife.

(7)  Includes options to acquire 7,500 shares.

(8)  Includes options to acquire 480,500 shares.

(9) Information included solely in reliance information included in a Statement on Form 13G filed with the Securities and Exchange Commission by the indicated holder.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

  One director, of the five directors currently constituting the Board of Directors, is to be elected at the Annual Meeting and to hold office until the year 2001 Annual Meeting and until his successor is elected and qualified. The Company's Board of Directors is divided into three classes. Each year a different class of directors is elected at the Annual Meeting to a three-year term.

     In the election of directors, the proxy holders intend to vote for the election of George A. Lopez, M.D., who is now a member of the Board and whose current term of office is expiring. It is not anticipated that the nominee will decline or be unable to serve as a director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

                                                             CURRENT
                                                DIRECTOR      TERM
                NAME                    AGE      SINCE       EXPIRES                    PRINCIPAL OCCUPATION
------------------------------------   -----   ---------   -----------   ---------------------------------------------------
George A. Lopez, M.D................      50        1984          1998   Chairman of the Board, President and Chief
                                                                         Executive Officer of the Company
Jack W. Brown.......................      58        1992          2000   Chairman of the Board and President of Gish
                                                                         Biomedical, Inc., disposable medical devices
John J. Connors.....................      58        1992          1999   Patent Attorney
Michael T. Kovalchik III, M.D.......      52        1989          1999   Physician and Director of the Dialysis Unit,
                                                                         Charlotte Hungerford Hospital, Torrington,
                                                                         Connecticut
Richard H. Sherman, M.D.............      51        1990          2000   Physician and Director of the Cardiology
                                                                         Laboratory and Cardiac Rehabilitation for Milford
                                                                         Hospital, Milford, Delaware

  One vacancy currently exists on the Board. The Board does not intend to nominate anyone to fill the vacancy until a suitable Candidate is identified.

  Dr. Lopez is the founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer for more than five years. He also served as Secretary and Chief Financial Officer from January 1994 to October 1994. Dr. Lopez has held various offices and served as a director of the Company since its founding in 1984 with some interruptions in service.

  Messrs. Brown and Connors and Drs. Kovalchik and Sherman have been engaged in their current occupations for more than five years. Mr. Connors served as Secretary, Treasurer and Chief Financial Officer of the Company from April 30, 1996 until November 1, 1996 on an interim basis during a search for a candidate to fill those positions permanently. Mr. Connors previously served as a director from December 1988 to July 1989.

SPECIAL COMMITTEES AND ATTENDANCE AT MEETINGS

  The Board of Directors has an Audit Committee which consists of Messrs. Brown and Connors and Dr. Kovalchik. The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews reports from the Company's independent public accountants and reviews with them the scope and results of the audit engagement. The Audit Committee met twice in 1997.

  The Board of Directors has a Compensation Committee of the Board, consisting of Mr. Brown and Drs. Kovalchik and Sherman. The Compensation Committee, as more fully described in the Compensation Report, approves salary practices for executive personnel, establishes the compensation of executive officers and authorizes the grant of stock options. The Compensation Committee met six times in 1997.

  During 1997, the Board met 15 times. Each director attended more than 75% of the total of all meetings of the Board and any committees on which he serves.

EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Committee (the "Committee") consists of three directors who are not employees or former employees of, or consultants to, the Company. The Committee approves salary practices for executive personnel, reviews the performance of the Company and the executive officers, sets performance objectives, establishes the compensation of executive officers, including the Chief Executive Officer, and authorizes the grant of options under the 1993 Stock Incentive Plan ("1993 Plan").

     The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance and that are sufficiently competitive to attract, retain and motivate highly competent management personnel. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs.

     In 1996, with the assistance of a compensation consultant, the Committee developed an executive compensation policy which provides a base salary and, if certain performance objectives are met, incentive bonuses and stock options which are awarded and paid semi-annually. The Committee considers total compensation paid to executive officers holding comparable positions in comparable companies and sets base salaries of the Company's executive officers at low percentiles of the range of comparable compensation. In addition to the base salary, if performance objectives established by the Committee are met, officers will receive bonuses equal to 25% to 40% of their base salaries and will receive stock options equal in value to an additional 25% to 40%. Options will be valued based on a valuation model. If performance objectives are achieved and officers receive the entire amount of incentive compensation available to them, their compensation could be at the highest percentiles of compensation for comparable positions. The Committee believes that the emphasis on performance-based and stock-based compensation serves to align the interests of the executive officers with the interests of the Company's stockholders.

     Stock options to be received by officers pursuant to the executive compensation policy described above are awarded under the 1993 Plan. Options granted under the 1993 Plan become exercisable on the achievement of performance objectives established by the Committee or 10 years form the date of grant. The 1993 Plan and the performance objectives are designed so that the options will motivate the officers toward and reward them for achievement of the performance objectives.

     In November 1997, the Committee elected to accelerate option grants to officers of the Company, other than Dr. Lopez, by a one-time grant of options covering the estimated number of shares which otherwise would be covered by options that the Company would expect to award over a five year period under the executive compensation policy described above. The options were granted with the understanding that no additional options would be granted to the recipients under the executive compensation policy for five years. The Committee, which received advice from an independent compensation consultant, decided to accelerate the option grants to create a significant incentive to the Company's key managers. The Committee believed that awarding options for a large number of shares exercisable at $10.94 per share, the fair market value on the date of grant, would provide a greater current incentive than smaller semiannual grants which, in the future, might have higher exercise prices if the market value of the Company's stock increases. The Committee also believed that granting options to purchase a large number of shares created an additional incentive by providing the key managers the potential of acquiring a substantial equity interest in the Company.

     At the time that the options were granted, the Committee established a series of performance objectives which, if met, would cause the options to become exercisable earlier than 10 years from the date of grant. It is expected that the performance objectives will not be met until at least several years after the expected awards normally would have been made. The Committee further provided that options could not be exercised as to more than 20% cumulatively of the covered shares each year from 1998 through 2002.

     The Committee guaranteed the 1997 incentive bonuses for one officer without regard to the achievement of the performance goals established under the executive compensation policy. The bonuses were guaranteed in recognition of the fact that the officer, who had only recently joined the Company, would require time to acquaint himself with the Company's operations and affairs before he could be expected to contribute significantly to the achievement of the performance objectives.

     Bonuses were paid to officers who were deemed to have met the performance objectives for the first and second halves of 1997, and options were granted to officers, other than Dr. Lopez, for the first half of 1997. No options were granted to officers, other than Dr. Lopez, as a result of achievement of the performance objectives for the second half of 1997 because of the grants awarded in November 1997 as described above.

     The base salary paid to Dr. Lopez in 1997 was set by the Committee in accordance with the Company's executive compensation policy at a low percentile of the range of total compensation paid to Chief Executive Officers of companies that the Committee deemed to be comparable to the Company. Under the executive compensation policy, Dr. Lopez received incentive bonuses of 75% of his base salary. Dr. Lopez would also have received stock options with a value equal to 75% of his base salary, but the repricing of options as described below is treated as a grant of options to purchase 750,000 shares for purposes of the annual limit on option grants to any one individual under the 1993 Plan, so that no additional options could be granted to Dr. Lopez in 1997. In January 1998, Dr. Lopez received options which would have been granted to him in 1997 but for the annual limit on option grants. The executive compensation policy sets the incentive bonuses and the value of stock options to be awarded to Dr. Lopez at a higher percentage of his base salary than that awarded to other officers. The Committee believes that in view of the Chief Executive Officer's overall responsibility for the success of the Company, it is appropriate that a larger portion of his compensation be contingent on performance.

     During 1997, the Committee authorized the cancellation and regrant at lower exercise prices of options to purchase 750,000 shares previously granted to Dr. Lopez. Following the original grant of the options, the market price of the Company's Common Stock had declined significantly so that the exercise prices of the options were significantly higher than the market price of the underlying share. The Committee did not believe that the decline in the market price in the Company's Common Stock reflected any decline in the Company's performance. The Committee decided to regrant the options at lower exercise prices because it believed that the disparity between the market value of the Common Stock and the high exercise price of the options eliminated the incentive that the options were designed to provide.

     In 1997, the Committee authorized the amendment of each 1,000 share option automatically granted to new employees to change the exercise price of option grants through December 31, 1996 to $8.31 per share, equal to the fair market value on the date of the amendment. Most of those options had exercise prices significantly higher than the then current market value, and the purpose of the amendment was to restore the incentive that the options were designed to provide. Mr. O'Brien was the only officer among the new employees who benefited from this amendment.

Adjustments to Option Exercise Prices

                           TEN-YEAR OPTION REPRICINGS

     The following table contains information about adjustments to the exercise prices of outstanding options held by executive officers since the Company's initial public offering of its Common Stock on March 31, 1992. All adjustments were done by cancellation of the original options and the grant of a new option with exercise prices equal to fair market value of the common Stock on the date of grant.

                                             NUMBER OF                                                  LENGTH OF
                                            SECURITIES    MARKET PRICE     EXERCISE                   ORIGINAL TERM
                                            UNDERLYING    OF STOCK AT      PRICE AT                     REMAINING
                                              OPTIONS       TIME OF         TIME OF        NEW          AT DATE OF
                                           REPRICED OR    REPRICING OR    REPRICING OR   EXERCISE      REPRICING OR
            NAME                  DATE      AMENDED(#)    AMENDMENT($)    AMENDMENT($)    PRICE ($)      AMENDMENT
-----------------------------  ---------   -------------  -------------   ------------    ---------   -------------
George A. Lopez, M.D.........     1/2/97       470,000        $8.19          $16.25          $8.19      8.0  years
George A. Lopez, M.D.........    1/31/97       280,000         8.31           15.38           8.31      10.4 years
Francis J. O'Brien...........    1/31/97         1,000         8.31            8.69           8.31      10.8 years
George A. Lopez, M.D.........    10/3/96        90,000         7.69           16.25           7.69       8.3 years
Evelyn L. Foss...............   12/10/96        15,000         8.19           15.38           8.19      10.5 years

March 13, 1998

                                                  COMPENSATION COMMITTEE

                                                  Jack W. Brown
                                                  Michael T. Kovalchik III, M.D.
                                                  Richard H. Sherman, M.D.

Summary of Cash and Certain Other Compensation

     The following table shows the compensation earned for the past three years by each of the Company's executive officers whose 1997 compensation exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                     Annual Compensation           Compensation
                                                   ------------------------    Securities Underlying
            Name and Position             YEAR     SALARY ($)   Bonus(1)            Options(#)
----------------------------------------- ----     ----------   -----------   ------------------------

George A. Lopez..........................   1997    $166,000     $124,500             750,000(2)
 Chairman of the Board,                     1996     149,990          ---             750,000(3)
 President and Chief Executive Officer      1995     149,990      170,078                 ---

Francis J. O'Brien (5)...................   1997     150,000       65,000             125,150(4)
 Secretary, Treasurer and                   1996      25,000        8,333              45,509
 Chief Financial Officer

Richard A. Costello(6)...................   1997     102,185       55,750              69,111
 Vice President of Sales

Evelyn L. Foss...........................   1997     117,657       47,500             105,949
 Vice President of Operations               1996      95,122          ---              15,000
                                            1995      65,000       73,705                 ---

(1) 1995 amounts represent bonuses earned during the 12 month period ended November 30, 1995, one-half of which was paid on December 20, 1995 of such year and one-half of which was paid on December 20, 1996. Does not include amounts paid that were earned during a prior year. Such bonuses were not earned after November 30, 1995, and no bonuses were paid to named executives in 1996. 1997 amounts represent bonuses earned during the 12 month period ended December 31, 1997, a portion of which was paid in 1998.

(2)  Represents the cancellation and granting of 750,000 options.

(3) Represents the grant of 660,000 options and the cancellation and granting of 90,000 grants.

(4) Represents the Grant of 124,150 options and the cancellation and granting of 1,000 options.

(5)  Mr. O'Brien became Chief Financial Officer on November 1, 1996.

(6)  Mr. Costello was elected Vice President of Sales on December 18, 1997.

Stock Option Grants

     Options to purchase Common Stock of the Company were granted in 1997 to employees under the 1993 Plan, which provides for the grant of options to purchase up to 3,275,000 shares. The exercise price of options granted under the 1993 Plan is the fair market value of the Common Stock on the date of grant. Options granted under the 1993 Plan expire eleven years from issuance and are time-accelerated options which vest upon the earlier of the Company achieving specific operating performance levels or ten years from the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                                         FOR OPTION TERM
                          ------------------------------------------------------------      ------------------------------
                            NUMBER OF      % OF TOTAL       EXERCISE
                           SECURITIES       OPTIONS          OR BASE
                           UNDERLYING      GRANTED TO         PRICE
                            OPTIONS        EMPLOYEES        PER SHARE       EXPIRATION
        NAME               GRANTED (#)     IN 1997          ($/SH)            DATE           5% ($) (1)          10% ($) (1)
---------------------     --------------   -----------      ---------       ----------      -----------         ------------
George A. Lopez, M.D.         470,000(2)       34%            $ 8.19           1/2/08       $2,733,475          $ 7,131,025
                              280,000(2)       20%              8.31          1/31/08        1,653,315            4,313,129
Francis J. O'Brien              1,000(2)        *               8.31          1/31/08            5,905               15,404
                                1,000           *               7.63           7/1/08            5,416               14,130
                              123,150           9%             10.94         11/19/08          959,090            2,502,052
Richard A. Costello             6,541           *               7.63           7/1/08           35,428               92,424
                                1,000           *              10.38          9/28/08            7,370               19,226
                               61,570           4%             10.94         11/19/08          478,358            1,247,929
Evelyn L. Foss                  1,000           *               8.31          1/31/08            5,905               15,404
                                1,000           *               8.56           6/8/08            6,082               15,867
                               10,359           1%              7.63           7/1/08           56,108              146,373
                               93,590           7%             10.94         11/19/08          727,132            1,896,926


(1) The rates of stock appreciation reflected in the table are assumed solely for the purpose of compliance with the rules of the Securities and Exchange Commission relating to the disclosure of executive compensation. The Company's Common Stock has at time appreciated at rates substantially different than the assumed rates and at other times the value of the Common Stock has declined. Neither the assumed appreciation rates nor the actual changes in the share value since the dates of option grants are necessarily indicative of any future value of the Common Stock. The actual realizable value of the options may be substantially greater or less than that reflected in the table depending on the actual changes in the share value during the options' terms.

(2)  Replacement of cancelled option.


Stock Option Exercises and Holdings

         AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     The following table contains information about stock options exercised during 1997, and stock options held at December 31, 1997, by the named executive officers of the Company.


                                                                                                VALUE OF UNEXERCISED
                                 SHARES                        NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                ACQUIRED        VALUE         OPTIONS AT YEAR-END(#)                YEAR-END($)
           NAME               ON EXERCISE      REALIZED      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
---------------------------   ------------   ------------   ---------------------------   --------------------------------

George A. Lopez, M.D.......        ---            ---             0 / 1,320,000             (1)      $0 / $3,640,000
Francis J. O'Brien.........        ---            ---             0 /   169,659                       0 /    394,477
Richard A. Costello........      1,000         $3,415             0 /    93,637                       0 /    230,930
Evelyn L. Foss.............        ---            ---             0 /   150,949                       0 /    340,678

---------------------------

(1) Excludes 560,000 option for which vesting was accelerated to February 1998 by action of the Compensation Committee in February 1998. Their value as included with unexercisable options at December 31, 1997 was $2,390,000.

Performance Graph

  The following graph shows the total stockholder return on the Company's Common Stock based on the market price of the Common Stock from January 1, 1993 to December 31, 1997 and the total returns of the Nasdaq Stock Market Index and Common Stocks of a peer group selected by the Company for the same period.

      COMPARISON OF TOTAL RETURN FROM JANUARY 1, 1993 TO DECEMBER 31, 1997 AMONG ICU MEDICAL, INC., THE NASDAQ STOCK MARKET INDEX AND PEER GROUP


[GRAPH APPEARS HERE]





                                          12/31/92      12/31/93      12/31/94      12/31/95      12/31/96      3/31/97
-----------------------------------------------------------------------------------------------------------------------
ICU Medical, Inc.                            100.0         168.1         160.3         175.9          81.5        128.0
-----------------------------------------------------------------------------------------------------------------------
NASDAQ                                       100.0         114.8         112.2         158.7         195.2        239.5
-----------------------------------------------------------------------------------------------------------------------
Peer Group                                   100.0          64.2          66.7         132.3          94.1         63.3
-----------------------------------------------------------------------------------------------------------------------

  Assumes $100 invested on January 1, 1993 in the Company's Common Stock, the Nasdaq Stock Market Index and the Peer Group.

  The companies in the peer group selected by the Company are Gish Biomedical, Inc., Luther Medical Products, Inc., Marquest Medical Products, Inc., Quest Medical, Inc. and Utah Medical Products, Inc. The basis for the selection of the companies in the peer group is that, like the Company, they are all small to mid-size producers of disposable medical products for use in intravenous systems. The peer group for the graph above has been changed from the peer group for prior years' performance graphs, by including Quest Medical, Inc. in place of Medex, Inc. because there has been no public market for Medex shares since its acquisition in 1997.

Directors' Compensation

     During 1996, the Company paid directors who are not employees of the Company an annual retainer of $7,500 plus $750 per day for attendance at meetings of the Board and Committees of the Board, or $375 if the meeting is conducted telephonically. In January 1998, the Company amended its directors' compensation program to pay non-employee directors an annual retainer of $10,000 plus $1,000 per day for attendance at meetings of the Board and $500 if the meeting is conducted telephonically; pay for meetings of Committees of the Board were not changed. In 1997 the Company, upon approval by the stockholders, adopted the Directors' Stock Award Plan under which the Company will automatically award 1,000 shares of Common Stock to each non-employee director on the date of each Annual Meeting. The first awards were made to four directors in 1997.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each named executive officer which provides for an annual base salary and a bonus payable in cash. Dr. Lopez' agreement also provides for an additional bonus payable in options to acquire the Company's Common Stock under the 1993 Option Plan based on achievement of specified performance goals for periods after 1998. Unless earlier terminated, the employment agreements expire on June 30, 1998, at which time they can be renewed. Under provisions of the employment agreements, a bonus was payable in options to acquire the Company's Common Stock based on achievement of certain performance goals. Those provisions were, in effect, superceded by an award of stock options in November 1997 in place of options that might have been awarded over the succeeding five years. A similar award was made to Dr. Lopez in January 1998, but related only to options that might have been awarded in 1998. Options vest only upon the earlier of the Company achieving specific operating performance levels or ten years from the date of grant.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

    The Company has, from time to time, made personal loans to Richard A. Costello, who became Vice President of Sales of the Company on December 18, 1997. The largest amount outstanding during 1997 was $78,875, and the amount outstanding at March 13, 1998 was $67,652. Outstanding amounts bear interest at 4% to 7%. The Company anticipates that it may forgive a portion of the loans and accrued interest as a bonus to Mr. Costello in 1998.



                             SELECTION OF AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1998, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements for the last nine years. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.


                                 OTHER MATTERS

    The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                                 ANNUAL REPORT

    The Company's Annual Report for the year ended December 31, 1997, is included in the document of which this Proxy Statement is a part. Any stockholder who has not received a copy may obtain one by writing to the Company.

    THE COMPANY WILL ALSO PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MARCH 13, 1998. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673.

                          NOMINATION OF DIRECTORS AND
                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Any stockholder who intends to nominate persons for election as directors at an annual meeting shall, not less than 50 days nor more than 75 days prior to the date of the annual meeting, deliver a notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as director of the Company, if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company. A proposal by a stockholder intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices by November 18, 1998, to be included in the Proxy Statement for that meeting, and all other conditions for such inclusion must be satisfied.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports on prescribed forms regarding ownership of and transactions in the Common Stock with the Securities and Exchange Commission and to furnish copies of such forms to the Company. Based solely on a review of the forms received by it, the Company believes that with respect to 1997 the following Section 16(a) filings were not filed on a timely basis: Form 3 for Richard A. Costello; Form 4s for Michael T. Kovalchik III, M.D. and Richard H. Sherman, M.D., for one transaction each; Form 5s for John J. Connors and
Michael T. Kovalchik III, M.D.


                            SOLICITATION OF PROXIES

    The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Francis J. O'Brien
                                  ------------------------------
                                  Francis J. O'Brien, Secretary

                              [MAP APPEARS HERE]

                               ICU MEDICAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints George A. Lopez, M.D. and Francis J. O'Brien, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned and vote as directed on the reverse all shares of stock of ICU Medical, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Friday, April 24, 1998, or any adjournments thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments thereof.
--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                      (Continued and to be signed on other side)

                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------




-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                             FOLD AND DETACH HERE
                                                           [X]  Please mark
                                                                your votes
                                                                as indicated

The shares represented by this Proxy will be voted as directed herein, but if no directions are indicated, will be voted FOR the election of all nominees of the Board of Directors, and FOR Proposal 2.

Item 1-Election of director               FOR       WITHHELD
George A. Lopez, M.D.                     [ ]         [ ]


Item 2-The proposal to ratify             FOR       AGAINST      ABSTAIN
the selection of Arthur Andersen LLP      [ ]         [ ]          [ ]
as auditors for the Company.
--

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
Signature(s) ___________________________   Date _________________________, 1998

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign.